UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

 __________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2019

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FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 20, 2019, Fluidigm Corporation (the “Company”) and AP3-SF3 CT North, LLC (the “Landlord”) entered into a lease agreement (the “Lease”) relating to the lease of approximately 67,750 rentable square feet of office, laboratory, and research space (the “New Headquarters”) in a building located at Two Tower Place, South San Francisco, California (the “Building”). The Lease will replace the lease for the Company’s existing South San Francisco headquarters, which expires in April 2020.

Pursuant to the terms of the Lease, it is expected that the Company will be in possession of the New Headquarters beginning on or about January 17, 2020 (the “Commencement Date”) for a term of ten years and three months. The Lease also provides the Company with an option to renew the Lease for a further five years following such term, and a right of first refusal on certain additional space in the Building.

The monthly base rental rate for the New Headquarters will begin at $5.60 per rentable square foot for the first year of the Lease term and will thereafter be increased annually by three and one half percent (3.5%) on the first anniversary of the Commencement Date and each anniversary thereafter during the Lease term. The Company will also be obligated to pay certain operating expenses, tax expenses, and utilities costs during the term of the Lease.

As required by the Lease, the Company is in the process of obtaining a standby letter of credit (the “Letter of Credit”) in the amount of $2.0 million, which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of any provisions under the Lease. Provided that no default occurs under the terms of the Lease, the Company will be entitled to reduce the amount of the Letter of Credit down to $1.0 million as of the Commencement Date and then down to $0.78 million as of the last day of the thirty-sixth month following the Commencement Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: March 22, 2019	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel, and Corporate Secretary